Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is dated May 29, 2015 (this “Agreement”) by and between, MOMENTOUS HOLDINGS CORP., (the “Purchaser”) and JAMES HORAN (the “Seller”).

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all Seller's rights, title and interest, if any, in and to certain assets on the terms described below.

NOW, THEREFORE, the parties agree as follows:

1. Purchase of Assets.

Subject to the provisions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, all Seller's rights, title and interest, if any, in and to the Purchased Assets, as defined in this paragraph, used in the Seller’s business, of designing and creating apps, currently consisting of Muscle Manager and Muscle Manager Pro (the “Business”). The purchase price for the Purchased Assets shall be 500,000 restricted shares of Momentous Holdings Corp. ("Purchase Price").

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("Inventory"), and the following intangible property: all right, title and interest of Seller, if any, under leases of personal property and equipment for the Business, intellectual property (including, without limitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, trade accounts receivable ("Accounts"), promissory notes arising from Accounts, all causes of action related to the Purchased Assets, contingent and unliquidated claims, counterclaims and rights to setoff claims related to the Purchased Assets, customer lists, goodwill and other intangible property related to the Business on the Closing Date.

2. Payment of Purchase Price.

Buyer shall deliver to Seller 500,000 restricted shares of Momentous Holdings Corp.

3. Assumption of Liabilities.

Buyer is not assuming, nor shall it in any way be liable or responsible for, any liabilities, obligations or debts of Seller, whether accrued, absolute, contingent or otherwise, arising before or after the Closing.

4. Covenants of Seller.

Seller hereby covenants and agrees with Buyer that:

a.	Until the Closing Seller shall use its best efforts to maintain its current relationships with suppliers, customers and others having business relations with Seller in connection with the Purchased Assets.
b.	Until the Closing, except as may be first approved in writing by Buyer or as is otherwise permitted or contemplated by this Agreement, Seller shall conduct its business and all transactions with respect to the Purchased Assets, only in the usual and ordinary course of business consistent with Seller's past practice.
c.	Until the Closing, Seller shall make no sale of assets other than in the ordinary course of Seller's past practice.

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5. Closing.

a. The closing (the "Closing") shall be held at 4:00 p.m. on May 29, 2015 or by agreement of the parties, at such place as Buyer and Seller may agree.

b. At the Closing, Seller shall deliver the Purchased Assets to Buyer and shall deliver the following documents to Buyer:

i.	an Assignee's Bill of Sale in substantially the form of Exhibit A;
ii.	list of Accounts;
iii.	list of Inventory; and
iv.	such other documents as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

c. At Closing Buyer shall pay to Seller the Purchase Price and shall deliver to Seller the following documents:

i.	such documents as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

6. Delivery and Condition of the Purchased Assets.

a. Immediately upon completion of the Closing, Seller shall be deemed to have fully and completely transferred to Buyer all his rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Seller shall not be liable or responsible for any liabilities or obligations of any kind or nature whatsoever arising out of, under, or related to the Purchased Assets from and after the Closing.

b. Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

c. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

7. Conditions Precedent to Closing.

The performance by Seller and Buyer of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.

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8. Default.

If Seller fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Buyer shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

9. Survival.

The representations, warranties and covenants contained herein shall not survive the execution and delivery of this Agreement and Closing.

10. Brokers.

Buyer and Seller each warrants to the other that it has not engaged, consented to, or authorized any broker, investment banker, or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and no such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it.

11. Amendment and Modification.

This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

12. Severability.

Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

13. Entire Agreement.

This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

14. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of England and Whales.

15. Counterparts.

This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original.

16. Headings, Exhibits.

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement. All lettered Exhibits are attached to and by this reference made a part of this Agreement.

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17. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

SELLER:	BUYER:
MOMENTOUS HOLDINGS CORP.

/s/ James Horan	By: James Horan
JAMES HORAN	Its: CEO

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EXHIBIT A

ASSIGNEE'S BILL OF SALE

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, James Horan hereby assigns, conveys and transfers over unto Momentous Holdings Corp. all of his right, title and interest, if any, in and to the Purchased Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated May 29, 2015 (the "Purchase Agreement").

The purchase price for the Purchased Assets is 500,000 restricted shares of Momentous Holdings Corp. THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS" WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 29th day of May, 2015.

/s/ James Horan

James Horan, Assignee

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